Exhibit 10.5

TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT, dated as of January 31, 2005 (the “Agreement”), by and among ON Marine Services Company (formerly known as Oglebay Norton Company), a Delaware corporation (“ONMS”), Oglebay Norton Marine Services Company, L.L.C., a Delaware limited liability company (“LLC”, and together with ONMS, collectively, “Borrower”), and National City Bank, a national banking association (“Bank”).

WITNESSETH THAT:

WHEREAS, Bank and ONMS entered into a Credit Agreement, dated as of July 14, 1997, as amended by a First Amendment to Credit Agreement dated January 15, 1999, pursuant to which LLC became a borrower, a Second Amendment to Credit Agreement dated July 15, 1999, a Third Amendment to Credit Agreement dated July 12, 2000, a Fourth Amendment to Credit Agreement dated September 30, 2001, a Fifth Amendment to Credit Agreement dated December 24, 2001, a Sixth Amendment to Credit Agreement dated October 25, 2002, a Seventh Amendment to Credit Agreement dated April 18, 2003, an Eighth Amendment to Credit Agreement dated June 13, 2003 and a Ninth Amendment to Credit Agreement dated September 11, 2003 (as so amended the “Credit Agreement”), under which Bank, subject to certain conditions, agreed to make a term loan to Borrower in the original principal amount of $17,000,000 in accordance with the terms thereof; and

WHEREAS, the parties desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Effect of Amendment; Definitions.

The Credit Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, from and after the date hereof, the Credit Agreement shall continue in full force and effect in accordance with its provisions as amended hereby. As used in the Credit Agreement, the terms “Credit Agreement”, “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Agreement. Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2. Amendments.

(A) Subsection 3A.01 of the Credit Agreement is hereby amended by deleting the same and substituting in lieu thereof the following:

“3A.01 FINANCIAL STATEMENTS – Borrower will cause Oglebay Norton Company (“ONC”) to furnish to Bank:

(a) upon the earlier of (1) the public filing with the SEC of ONC’s SEC Form 10-Q and (2) 45 days after the end of each fiscal quarter of ONC and its Subsidiaries, commencing with the fiscal quarter of ONC and its Subsidiaries ending December 31, 2004, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows of ONC and its Subsidiaries, as at the end of such quarter, and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and certified by an authorized officer of ONC as fairly presenting, in all material respects, the financial position of ONC and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of ONC and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of ONC and its Subsidiaries furnished to Bank, subject to normal year-end audit adjustments and the absence of footnotes;

(b) upon the earlier of (1) the public filing with the SEC of ONC’s SEC Form 10-K and (2) 90 days after the end of each fiscal year of ONC and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of ONC and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, and in the case of ONC and its Subsidiaries, accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by ONC (which opinion shall be without any qualification or exception as to the scope of such audit), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default Under This Agreement and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default Under This Agreement, describing the nature thereof;

(c) as soon as available, and in any event within 30 days after the end of each fiscal month of ONC and its Subsidiaries commencing with the fiscal month of ONC and its Subsidiaries ending December 31, 2004, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding fiscal year (commencing with the fiscal year ended 2005) and ending with the end of such fiscal month, all in reasonable detail and certified by an authorized officer of ONC as fairly presenting, in all material respects, the financial position of ONC and its Subsidiaries, as at the end of such fiscal month and the results of operations and cash flows of ONC and its Subsidiaries, each for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to Bank, subject to normal quarterly or year-end adjustments, including audit adjustments and the absence of footnotes;

(d) simultaneously with the delivery of the financial statements of ONC and its Subsidiaries required by clauses (a), (b) and (c) of this Section 3A.01, a certificate of an authorized officer of ONC stating that such authorized officer has reviewed the provisions of this Agreement and has made or caused to be made under his or her supervision a review of the condition and operations of ONC and its Subsidiaries during the period covered by such financial statements with a view to determining whether ONC and its Subsidiaries were in compliance with all of the provisions of this Agreement at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such authorized officer has no knowledge of, the existence during such period of an Event of Default or Default Under This Agreement or, if an Event of Default or Default Under This Agreement existed, describing the nature and period of existence thereof and the action which ONC and its Subsidiaries propose to take or have taken with respect thereto; and

(e) as soon as available and in any event not later than 45 days after the end of each fiscal year (provided, however, with respect to the fiscal year ended December 31, 2004, not later than March 31, 2005), financial projections, supplementing and superseding the financial projections referred to in Section 7.01(g)(ii) of the Silver Point Financing Agreement.”

(B) Subsection 3B of the Credit Agreement is hereby amended by deleting the same and substituting in lieu thereof the following:

“3B. GENERAL FINANCIAL STANDARDS – Borrower agrees that until the Subject Indebtedness shall have been paid in full, Borrower will and will cause ONC to observe each of the following:

(a) the financial covenants contained in Sections 8.3(a) and 8.3(c) of the Financing Agreement among ONC, Borrower, the other direct and indirect wholly-owned subsidiaries of ONC, Silver Point Finance, LLC, as collateral agent, Wells Fargo Foothill, Inc., as administrative agent, and the other parties thereto, dated January 31, 2005, (as amended from time to time, the “Silver Point Financing Agreement”), a copy of such financial covenants and the definitions of the terms referenced therein being attached hereto as Exhibit A and incorporated herein by reference as if set forth herein in their entirety; and

(b) ONC shall not make and shall not permit its Subsidiaries to make Capital Expenditures in an aggregate amount exceeding $22,500,000 in any fiscal year of ONC; provided, that (i) if at the end of any fiscal year, the amount specified above for Capital Expenditures during such fiscal year exceeds the aggregate amount of Capital Expenditures actually made or incurred by ONC or any of its Subsidiaries on a consolidated basis during such fiscal year (the amount of such excess being referred to herein as the “Excess Amount”), any of ONC and its Subsidiaries shall be entitled to make additional Capital Expenditures in any succeeding fiscal year in an aggregate amount equal to the lesser of (A) 50% of such Excess Amount and (B) $3,000,000 and (ii) Capital Expenditures made pursuant to this Section 3B(b) during any fiscal year shall be deemed made first, in respect of amounts permitted for such fiscal year as provided above (without giving effect to amounts carried over from any prior fiscal year pursuant to clause (i) above) and second, in respect of the Excess Amount carried over from any prior fiscal year pursuant to clause (i) above. If at the end of any fiscal year set forth above, the Consolidated EBITDA (as defined in the Silver Point Financing Agreement) of ONC and its Subsidiaries for the immediately preceding twelve month period ended on the last day of such fiscal year exceeds the Projected Consolidated EBITDA (as defined in the Silver Point Financing Agreement) of ONC and its Subsidiaries, for the immediately preceding twelve month period ended on the last day of such fiscal year (the amount of such excess being referred to herein as the “EBITDA Excess Amount”), then any of ONC and its Subsidiaries shall be entitled to make additional Capital Expenditures in the next succeeding fiscal year in an aggregate amount equal to the lesser of (x) 25% of such EBITDA Excess Amount and (y) $3,000,000, provided that, notwithstanding the foregoing, Capital Expenditures made pursuant to this Section 3B(b) during any fiscal year shall be deemed made first, in respect of amounts permitted for such fiscal year as provided above (without giving effect to (I) amounts carried over from any prior fiscal year pursuant to clause (i) above or (II) any increases in the amounts specified above in respect of the EBITDA Excess Amount), second, in respect of the Excess Amount carried over from any prior fiscal year pursuant to clause (i) above, and third, in respect of the EBITDA Excess Amount for such fiscal year.”

(C) Section 3D.01.2 of the Credit Agreement is hereby amended by deleting the same and substituting in lieu thereof the following:

“3D.01.2 – ACQUISITIONS. The Borrower shall not, and shall not permit ONC or any of its Subsidiaries to effect any Acquisition without the prior written consent of Bank, except to the extent permitted by the Silver Point Financing Agreement as in effect on the date hereof.”

(D) Section 3D.02 of the Credit Agreement is hereby amended by deleting subsection (viii) in its entirety and inserting in lieu thereof the following:

“(viii) Borrower, ONC or any Subsidiary of ONC becoming a guarantor or borrower under the Silver Point Financing Agreement, or”

(E) Section 3D.03 of the Credit Agreement is hereby amended by deleting subsection (vi) in its entirety and inserting in lieu thereof the following:

“(vi) the indebtedness incurred under or in connection with the Silver Point Financing Agreement, or”

(F) Section 3D.04 of the Credit Agreement is hereby amended by deleting subsection (x) in its its entirety and inserting in lieu thereof the following:

“(x) any mortgage, security interest or other liens on any property of the Borrower, ONC or any of its Subsidiaries securing the obligations of the Borrower, ONC or any of its Subsidiaries under the Silver Point Financing Agreement, including a Second Preferred Fleet Mortgage in favor of Silver Point Finance, LLC, as collateral agent under the Silver Point Financing Agreement, as security for obligations of the Borrower, ONC or any of its Subsidiaries under the Silver Point Financing Agreement, or”

(G) Section 3D.05 of the Credit Agreement is hereby amended by deleting the same and substituting in lieu thereof the following:

“3D.05 [RESERVED]”

(H) Section 9 of the Credit Agreement is hereby amended by deleting the definitions of “KeyBank Credit Agreement” and “KeyBank Loan Agreement”.

(I) Section 9 of the Credit Agreement is hereby amended inserting the following definitions in alphabetical order:

“EBITDA Excess Amount” shall have the meaning set forth in Section 3B(b).

“Excess Amount” shall have the meaning set forth in Section 3B(b).

“Guarantors” means, collectively, ONC and Oglebay Norton Marine Management Company, LLC, a Delaware limited liability company.

“ONC” shall have the meaning set forth in Section 3A.01.

“SEC” shall mean the Securities and Exchange Commission of any other similar or successor agency of the federal government administering the Securities Act of 1933, as amended.

“Silver Point Financing Agreement” shall have the meaning set forth in Section 3B(a).

“Tenth Amendment Effective Date” shall mean date on which the “Effective Date” (as such term is defined in Section 4 of that certain Tenth Amendment to Credit Agreement, dated as of January     , 2005) occurs.

3. Representations and Warranties.

(A) Each Borrower hereby represents and warrants to Bank that all representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, and that this Agreement has been executed and delivered by a duly authorized officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against each Borrower in accordance with its terms.

(B) The execution, delivery and performance by each Borrower of this Agreement and its performance of the Credit Agreement has been authorized by all requisite corporate or limited liability company action and will not (1) violate (a) any order of any court, or any rule, regulation or order of any other agency of government, (b) the Articles of Incorporation, the Code of Regulations or any other instrument of corporate governance of such Borrower, or (c) any provision of any indenture, agreement or other instrument to which such Borrower is a party, or by which such Borrower or any of its properties or assets is or may be bound; (2) be in conflict with, result in a breach of or constitute, alone or with due notice or lapse of time or both, a default under any indenture, agreement or other instrument referred to in (1)(c) above; or (3) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever.

4. Conditions Precedent.

This Agreement shall become effective as of the date on which each of the following conditions precedent have been satisfied (the “Effective Date”):

(A) Borrower shall have caused Oglebay Norton Company to execute and deliver to Bank a certificate confirming its obligations under the Guaranty in the form attached hereto as Exhibit B-1;

(B) Borrower shall have caused Oglebay Norton Marine Management Company, L.L.C. to execute and deliver to Bank a certificate confirming its obligations under the Guaranty in the form attached hereto as Exhibit B-2;

(C) Bank shall have received an executed copy of the Silver Point Financing Agreement and related documents;

(D) Bank shall have received an amendment fee equal to $6,000. In addition, Bank shall have received payment of all currently outstanding expenses of Bank, including, without limitation, the outstanding fees and expenses of counsel to Bank incurred in connection with the matters contemplated hereby or undertaken to date in connection with the Credit Agreement; and

(E) Borrower shall have delivered or caused to be delivered such other documents as Bank may reasonably request.

5. Waiver and Acknowledgment. Bank hereby acknowledges the modifications made to the Credit Agreement pursuant to the Stipulation Providing Further Adequate Protection to National City Bank, dated as of October 4, 2004 attached hereto as Exhibit C, including, without limitation, the amendment to Section 2.04 of the Credit Agreement provided for therein, which amendment continues in force on and after the date hereof. Subject to the conditions set forth in Section 4 of this Agreement, Bank hereby acknowledges that the actions taken by Borrower, ONC or any Subsidiary of ONC to effectuate that certain Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated July 30, 2004, filed by ONC and its Subsidiaries with the United States Bankruptcy Court for the District of Delaware (as the same may be amended, the “Plan”) will not violate Section 3D.01 of the Agreement, and to the extent necessary, waives compliance with such Section 3D.01 to permit Borrower, ONC and any Subsidiary of ONC to effectuate the terms of the Plan.

6. Miscellaneous.

(A) This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflict of laws.

(B) Each Borrower acknowledges and agrees that, as of the date hereof, all of such Borrower’s outstanding loan obligations to Bank under the Credit Agreement and the Related Writings are owed without any offset, deduction, defense or counterclaim of any nature whatsoever, and such Borrower hereby waives any such offset, deduction, defense and counterclaim of any nature whatsoever with respect thereto.

(C) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

ON MARINE SERVICES COMPANY

By:	/s/ Julie A. Boland
Name:	Julie A. Boland
Title:	Vice President and Treasurer

OGLEBAY NORTON MARINE SERVICES COMPANY, L.L.C., by its Member ON Marine Services Company

By:	/s/ Julie A. Boland
Name:	Julie A. Boland
Title:	Vice President and Treasurer

NATIONAL CITY BANK

By:	/s/ Terry A. Graffis
Title:	Vice President

EXHIBIT A

FINANCIAL COVENANTS AND RELATED DEFINITIONS UNDER SILVER POINT

FINANCING AGREEMENT

SECTION 8.03 FINANCIAL COVENANTS.

(a) Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries for each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the applicable amount set forth opposite such date:

Fiscal Quarter End	Consolidated EBITDA
March 31, 2005	$47,000,000
June 30, 2005	$47,500,000
September 30, 2005	$48,000,000
December 31, 2005	$48,500,000
March 31, 2006	$48,500,000
June 30, 2006	$49,500,000
September 30, 2006	$51,000,000
December 31, 2006	$51,500,000
March 31, 2007	$51,500,000
June 30, 2007	$53,000,000
September 30, 2007	$54,000,000
December 31, 2007	$55,000,000
March 31, 2008	$55,000,000
June 30, 2008	$56,000,000
September 30, 2008	$57,500,000
December 31, 2008 and each fiscal quarter thereafter	$58,000,000

* * *

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(c) Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Quarter End	Ratio
March 31, 2005	1.50 to 1.00
June 30, 2005	1.50 to 1.00
September 30, 2005	1.50 to 1.00
December 31, 2005	1.50 to 1.00
March 31, 2006	1.40 to 1.00
June 30, 2006	1.35 to 1.00
September 30, 2006	1.30 to 1.00
December 31, 2006	1.25 to 1.00
March 31, 2007	1.25 to 1.00
June 30, 2007	1.30 to 1.00
September 30, 2007	1.35 to 1.00
December 31, 2007	1.35 to 1.00
March 31, 2008, and each fiscal quarter thereafter	1.40 to 1.00

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DEFINITIONS:

Capitalized terms used below and not otherwise defined are used as such terms are defined in the Silver Point Financing Agreement. The definitions listed below are provided for convenience only and reference is made to the Silver Point Financing Agreement for a complete list of defined terms under such agreement. Solely for the purpose of Exhibit A, the following terms shall have the meanings ascribed thereto.

“Agreement” means the Silver Point Financing Agreement.

“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a “synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, options, warrants, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, in each case, whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Chapter 11 Cases” means, the case commenced by the Borrowers and Guarantors under Chapter 11 of Title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

“Confirmation Order” means the order of the Bankruptcy Court with respect to the Borrowers and the Guarantors confirming the Plan of Reorganization entered November 17, 2004 by the Bankruptcy Court in the Chapter 11 Cases.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum of (a) the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination thereof (without duplication) (i) (A) any extraordinary or non-recurring non-cash gains or non-cash losses, (B) any extraordinary or non-recurring cash gains in an aggregate amount not to exceed $4,000,000, (C) any extraordinary or non-recurring cash losses in an aggregate amount not to exceed $2,000,000, or (D) gains or losses from Dispositions, (ii) non-cash restructuring charges and cash restructuring charges related to professional and advisory fees in connection with the Chapter 11 Cases, the transactions contemplated by this Agreement, the Plan of Reorganization and the Confirmation Order, and (iii) effects of discontinued operations and (b)

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without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period to the extent deducted in clause (a) above with respect to such Person and its Subsidiaries for such period: (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) non-cash depletion, (vi) non-cash accretion, (vii) non-cash expenses arising from the grant of stock options and other management compensation, and (viii) non-cash charges arising solely from the implementation of fresh start accounting by the Parent and its Subsidiaries in connection with their emergence from the Chapter 11 Cases, in the case of clauses (b)(i) through (b)(viii) above, as determined on a consolidated basis.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any (a) sales of Inventory in the ordinary course of business on ordinary business terms and (b) exchanges of Permitted Investments for other Permitted Investments.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, to (ii) the sum of (A) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period to the extent there is an equivalent permanent reduction in the commitments thereunder, plus (B) interest expense paid or payable in cash by such Person and its Subsidiaries for such period, plus (C) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (D) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of any Loan Party, dividends or distributions paid by such Loan Party to any other Loan Party) during such period, plus (E) MLO Payments made by such Person and its Subsidiaries during such period. In determining the Fixed Charge Coverage Ratio for a particular period pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period.

“GAAP” means shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the financial statements.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person or borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services, including earn-outs (other than (x) trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 60 days past the original due date, and (y) up to $2,500,000 of trade payables or other accounts payable incurred in the ordinary course of such Person’s business and outstanding for more than 60 days past the original due date (including such amounts in dispute)); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or

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acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) the principal portion of all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all net obligations and liabilities, calculated in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; and (ix) all obligations referred to in clauses (i) through (viii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such Indebtedness.

“Inventory” means “inventory” (as such term is defined in Article 9 of the Uniform Commercial Code).

“Loan Party” means any Borrower and any Guarantor.

“MLO Amendment” means the Amendment No. 1 to the MLO Contract, dated on or about the date hereof, by and among the Parent, Johnson Mining Inc., The Cary Mining Company Inc., Michigan Minerals Associates, Inc. and Michigan Limestone Operations, Inc.

“MLO Contract” means the Interest Purchase Agreement, dated as of April 14, 2000, by and among the Parent and Johnson Mining Inc., The Cary Mining Company Inc., Michigan Minerals Associates, Inc. and Michigan Limestone Operations Limited Partnership, as the same may have been amended or modified on or prior to the Effective Date, and as amended by the MLO Amendment and as further amended or otherwise modified in accordance with the terms hereof.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Parent” means Oglebay Norton Company, an Ohio corporation.

“Permitted Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody’s or A+ or better by Standard & Poor’s.

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“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

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EXHIBIT B-1

CONFIRMATION

The undersigned OGLEBAY NORTON COMPANY, a Delaware corporation (with its successors and assigns, the “Guarantor”), has executed and delivered to NATIONAL CITY BANK, a national banking association (with its successors and assigns, “Bank”), the Unconditional and Continuing Guaranty Of Payment, dated as of July 15, 1999 (the “Guaranty”), in respect of, among other matters, the Credit Agreement dated July 14, 1997 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), between Bank, ON Marine Services Company, a Delaware corporation (“ONMS”), and Oglebay Norton Marine Services Company, L.L.C., a Delaware limited liability company (“LLC”, and together with ONMS, collectively, “Borrowers”), under which Bank agreed to make a term loan to Borrowers in the original principal amount of $17,000,000, subject to certain conditions and in accordance with the terms thereof. The Guaranty was made for the benefit of Borrowers to guarantee the payment of the Subject Debt (as defined in the Guaranty) as and when the respective parts thereof become due. The undersigned hereby acknowledges receipt of an executed copy of Amendment No. 10 to Credit Agreement dated as of the date hereof, between Bank and Borrowers (the “Amendment”). The Guarantor hereby acknowledges and consents to the amendments to the Credit Agreement set forth in the Amendment, and hereby accepts and agrees to be bound by the terms of the Credit Agreement as amended by the Amendment. The Guarantor further hereby (a) ratifies and confirms all of its obligations under the Guaranty notwithstanding the execution and delivery of the Amendment, (b) agrees that the Guaranty, and its obligations thereunder, shall continue in full force and effect upon the effectiveness of the Amendment, and (c) agrees that all references in the Guaranty to the Credit Agreement shall include the Amendment.

IN WITNESS WHEREOF, Guarantor has caused this Confirmation to be executed and delivered as of the              day of January, 2005.

OGLEBAY NORTON COMPANY
as Guarantor

By:

Title:

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EXHIBIT B-2

CONFIRMATION

The undersigned OGLEBAY NORTON MARINE MANAGEMENT COMPANY, L.L.C., a Delaware limited liability company (with its successors and assigns, the “Guarantor”), has executed and delivered to NATIONAL CITY BANK, a national banking association (with its successors and assigns, “Bank”), the Unconditional and Continuing Guaranty Of Payment, dated as of November 8, 2002 (the “Guaranty”), in respect of, among other matters, the Credit Agreement dated July 14, 1997 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), between Bank, ON Marine Services Company, a Delaware corporation (“ONMS”), and Oglebay Norton Marine Services Company, L.L.C., a Delaware limited liability company (“LLC”, and together with ONMS, collectively, “Borrowers”), under which Bank agreed to make a term loan to Borrowers in the original principal amount of $17,000,000, subject to certain conditions and in accordance with the terms thereof. The Guaranty was made for the benefit of Borrowers to guarantee the payment of the Subject Debt (as defined in the Guaranty) as and when the respective parts thereof become due. The undersigned hereby acknowledges receipt of an executed copy of Amendment No. 10 to Credit Agreement dated as of the date hereof, between Bank and Borrowers (the “Amendment”). The Guarantor hereby acknowledges and consents to the amendments to the Credit Agreement set forth in the Amendment, and hereby accepts and agrees to be bound by the terms of the Credit Agreement as amended by the Amendment. The Guarantor further hereby (a) ratifies and confirms all of its obligations under the Guaranty notwithstanding the execution and delivery of the Amendment, (b) agrees that the Guaranty, and its obligations thereunder, shall continue in full force and effect upon the effectiveness of the Amendment, and (c) agrees that all references in the Guaranty to the Credit Agreement shall include the Amendment.

IN WITNESS WHEREOF, Guarantor has caused this Confirmation to be executed and delivered as of the              day of January, 2005.

OGLEBAY NORTON MARINE MANAGEMENT COMPANY, L.L.C.
as Guarantor

By:

Title:

2

EXHIBIT C

Stipulation

Attached

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